Exhibit 10.12.6

SEVENTH AMENDMENT TO THE JANUS 401(K)

AND EMPLOYEE STOCK OWNERSHIP PLAN

The Janus 401(k) and Employee Stock Ownership Plan, as amended and restated effective January 1, 2009 (the “Plan”), is hereby amended as follows:

1.                                      Effective as of January 1, 2013 Section 8.4(b) of the Plan is hereby amended in its entirety to read as follows:

(b)           Maximum Number of Loans.  Effective January 1, 2013, a Participant may only have one (1) loan outstanding at any time.  Notwithstanding the foregoing, prior to January 1, 2013 a Participant was permitted to have two (2) loans outstanding at any time, and, accordingly, all Participants who prior to January 1, 2013 had two loans outstanding will be grandfathered and shall be entitled to continue to have such outstanding loans pursuant to their terms in effect as of December 31, 2012.

2.                                      Except as expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Janus Capital Group Inc. has executed this Amendment as of this 10th day of December 2012.

Janus Capital Group Inc.

/s/ Karlene J. Lacy
Karlene Lacy
Senior Vice President
Taxation & Compensation Accounting

ATTEST:

/s/ Susan J. Armstrong